Delaware Group Tax Free Fund
N-SAR

Exhibit List


Exhibit		Reference

77.D	Changes to policies with
respect to security investments incorporated into this filing by reference to a 497(e) filing which occurred on January 3, 2007 (SEC
Accession No. 0001137439-07-000005).

77.Q1(a)	Amended and Restated By-
Laws of Delaware Group Tax-Free Fund
(enclosed)